UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021

Independence Contract Drilling, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20475 State Highway 249, Suite 300
Houston, TX 77070
(Address of principal executive offices)

(281) 598-1230
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange where registered
Common Stock, $0.01 par value per share	ICD	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 11, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Independence Contract Drilling, Inc. (the “Company”) made the following compensation decisions relating to the Company’s named executive officers (“NEOs”):

Suspension of Payments Under 2020 Annual Incentive Program

As previously disclosed, all payments under the Company’s 2020 Annual Incentive Program were suspended, and no payments for annual achievements against this plan will be made to any NEOs.

2021 Long-Term Incentive Awards

The Committee approved and granted the following 2021 long-term incentive plan awards to NEOs under the Company’s 2019 Omnibus Incentive Plan. All of these awards are at risk and constitute performance-based compensation.

•Out-of-the-money Stock Appreciation Rights (“SARs”) with the following terms: (i) Strike price of $5.73 per share of common stock under the SAR awards, representing 115% of the closing price for shares of the Company’s common stock on the date of grant ($4.98); (ii) cap of $10 per share set on the fair market value of the common stock under the SAR awards (for determining fair market value on the date of exercise of a SAR, the average closing price for the preceding 20 trading days will be utilized); (iii) Settlement of awards solely in cash; (iv) vesting over three years in equal 1/3 increments with a seven-year term; (v) one-year non-compete and non-solicitation covenants; (vi) no acceleration of vesting on a change of control; and (vii) accelerated vesting on termination without cause or for good reason.

•TSR Performance awards with the following material terms: (i) TSR performance measured against both a peer group of companies and a broad-based index (Russell Microcap), with payout equal to 0% to 200% of the target award based upon comparison to these measures; (ii) award vesting capped at target if negative TSR during the performance period; (iii) three-year cliff vesting with performance measured over a cumulative one-year, two-year and three-year periods; (iv) settlement of awards solely in cash based upon a fixed target value; and (v) proportionate vesting upon a change of control or termination of employment without cause or for good reason.

•The following chart summarizes the level of these LTIP awards for each NEO:

Executive Officer	Shares under SAR Awarded	TSR Award (at Target)
J. Anthony Gallegos Jr., President & Chief Executive Officer	1,405,437	$431,500
Philip A. Choyce, Executive Vice President & Chief Financial Officer	522,638	$160,450
Philip A. Dalrymple, Senior Vice President - Operations	242,671	$74,500
Scott A. Keller, Senior Vice President - Business Development	294,137	$90,300
Katherine Kokenes, Vice President & Chief Accounting Officer	162,866	$50,000

Retention Agreements

The Committee also approved one-time retention agreements for each of the NEOs. The retention agreements provide for a cash payment to each NEO subject to continuous employment over a three-year period. Payment is not accelerated upon the occurrence of a change of control, but does accelerate on termination of employment without cause or for good reason. The agreements include a one-year non-compete and non-solicitation agreement. The following chart summarizes the level of retention award for each NEO:

Executive Officer	Retention Award Amount
J. Anthony Gallegos Jr., President & Chief Executive Officer	$893,648
Philip A. Choyce, Executive Vice President & Chief Financial Officer	$301,560
Philip A. Dalrymple, Senior Vice President - Operations	$197,951
Scott A. Keller, Senior Vice President - Business Development	$249,087
Katherine Kokenes, Vice President & Chief Accounting Officer	$147,160

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: February 18, 2021	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary